Exhibit 10.3
SECOND AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT
     THIS SECOND AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT (this “Amendment”) dated as of October 21, 2005, is by and among APPLICA INCORPORATED (the “Borrower”), a Florida corporation, each of its Subsidiaries identified on the signature pages hereof, the Lenders identified on the signature pages hereof and BANK OF AMERICA, N.A., as administrative agent for the Lenders (in such capacity, the “Agent”). Terms used herein but not otherwise defined herein shall have the meanings provided to such terms in the Credit Agreement (as hereinafter defined).
W I T N E S S E T H
     WHEREAS, the Borrower, the Subsidiaries, the Lenders and the Agent are parties to that certain Amended and Restated Credit Agreement, dated as of November 17, 2004 (as amended, modified, supplemented, extended or restated from time to time, the “Credit Agreement”);
     WHEREAS, the parties hereto desire to amend certain terms of the Credit Agreement as set forth in this Amendment;
     NOW, THEREFORE, IN CONSIDERATION of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
     1. The Credit Agreement is hereby amended as follows:
     (a) by adding to Annex A to the Credit Agreement in the proper alphabetical location the following new definitions:
     “MAST” means MAST Credit Opportunities I (Master), Ltd., a Cayman Islands corporation, and its successors and assigns.
     “MAST Debt” means the Debt owing to MAST under the MAST Loan Documents at any time.
     “MAST Intercreditor Agreement” means the Intercreditor Agreement, dated October 21, 2005, between MAST and the Agent.
     “MAST Loan Documents” means: (i) the Promissory Note, executed by the Borrower to the order of MAST, dated October 21, 2005, in the principal amount of $20,000,000; (ii) the Term Loan Agreement, dated October 21, 2005, between the Borrower and MAST; (iii) the Security Agreement between the Borrower and MAST, dated October 21, 2005, and (iv) all other agreements, instruments or documents executed or delivered by the Borrower or the Guarantors in connection with the foregoing, as any of the foregoing may be at any time amended or modified.
     (b) by amending and restating the definition of “Eligible Assignee” in Annex A to the Credit Agreement as follows:
     “Eligible Assignee” means (a) a commercial bank, commercial finance company, financial institution or other asset based lender, having total assets in excess of $1,000,000,000; (b) any Lender listed on the signature page of this Agreement; (c) any Affiliate of any Lender; and (d) if an Event of Default has occurred and is continuing, any Person reasonably acceptable to the Agent. Neither MAST nor any Affiliate of MAST shall not be deemed to be an Eligible Assignee, unless it shall exercise its option to acquire the Obligations pursuant to the MAST Intercreditor Agreement
     (c) by amending the definition of “Permitted Liens” in Annex A to the Credit Agreement by replacing the “.” after clause (j) thereof with “;” and adding thereafter a new clause (k) to such definition, with such new clause (k) to provide as follows:
     (k) Liens to secure the MAST Debt.
     (d) by amending and restating the definition of “Permitted Senior Subordinated Debt Prepayments” in Annex A to the Credit Agreement as follows:
     “Permitted Senior Subordinated Debt Prepayments” means a prepayment of principal in respect of Senior Subordinated Debt in an amount not to exceed $5,000,000 from the proceeds of the MAST Debt or any other prepayment of principal in respect of Senior Subordinated Debt (i) of which Agent shall have been given not less than 5 Business Days’ prior written notice, (ii) no Event of Default has occurred or is continuing after giving effect to any such prepayment, (iii) for 60 consecutive days prior to the effective date of such prepayment, Availability is not less than $30,000,000 at any time, plus the amount of anticipated prepayment, provided, that with respect to any prepayment occurring during any Seasonal Inventory Period, any additional Availability derived by Borrower based on the Seasonal Inventory Advance Amount shall be deemed to equal $0 for purposes of calculating Availability pursuant to this clause (iii) during such Seasonal Inventory Period; and (iv) immediately prior to and after giving effect to such prepayment the Fixed Charge Coverage Ratio is not less than 1.1 to 1.0. Notwithstanding the foregoing, (x) no proceeds from the Permitted Mexico Facility Disposition may be used to prepay Senior Subordinated Debt until all severance and other wind-down costs of the Mexico Facility shall have been paid and funded in full, and (y) the Net Proceeds from other Asset Dispositions, to the extent such dispositions are expressly permitted by the Agreement or otherwise consented to by Agent in writing, may be used to prepay Senior Subordinated Debt if and only if each of the conditions set forth in clauses (i) through (iv) above are satisfied.
     (e) by amending and restating Section 7.12 of the Credit Agreement as follows:
     7.12 Third Party Guaranties.
     No Loan Party shall make, issue, or become liable on any Guaranty, except (a) Guaranties of the Obligations in favor of the Agent, (b) unsecured Guaranties of Debt incurred by a Foreign Subsidiary in an aggregate principal amount at any time outstanding not to exceed $40,000,000, or (c) Guaranties of the MAST Debt.
     (f) by amending and restating Section 7.13 of the Credit Agreement as follows:
     7.13. Debt.
     No Loan Party shall incur or maintain any Debt, other than: (a) the Obligations; (b) Debt described on Schedule 6.9; (c) Capital Leases of Equipment and purchase money secured Debt incurred to purchase Equipment provided that (i) Liens securing the same attach only to the Equipment acquired by the incurrence of such Debt, and (ii) the aggregate amount of such Debt (including Capital Leases) outstanding does not exceed $5,000,000 at any time; (d) Debt consisting of intercompany loans and advances made between the Loan Parties to the extent consistent with Section 7.29; (e) Debt evidencing a refunding, renewal or extension of the Debt described on Schedule 6.9; provided that (i) the principal amount thereof is not increased, (ii) the Liens, if any, securing such refunded, renewed or extended Debt do not attach to any assets in addition to those assets, if any, securing the Debt to be refunded, renewed or extended, (iii) no Person that is not an obligor or guarantor of such Debt as of the Closing Date shall become an obligor or guarantor thereof, and (iv) the terms of such refunding, renewal or extension are not materially less favorable to such Consolidated Member, the Agent or the Lenders than the original Debt; (f) Debt in respect of Hedge Agreements entered into for non-speculative purposes related to hedging interest rates, currency values and commodities in connection with the Core Business; (g) the endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business; (h) Debt arising by reason of Guaranties by a Loan Party permitted under Section 7.12(b); (i) Approved Receivables Programs to the extent approved by the Required Lenders; (j) the MAST Debt in a principal amount not to exceed $20,000,000, less any principal payments on the MAST Debt from time to time; and (k) other unsecured Debt in an aggregate principal amount at any time outstanding not to exceed $1,000,000.
     (g) by amending and restating Section 9.1(d) of the Credit Agreement as follows:
     (d) any default which has not been waived shall occur with respect to (i) Debt of the Borrower evidenced by or arising under the Senior Subordinated Debt Offering Documents or the MAST Loan Documents, or (ii) any Debt (other than the Obligations and Debt contemplated by clause (i) hereof) of any Loan Party in an outstanding principal amount which exceeds $500,000, or under any agreement or instrument under or pursuant to which any such Debt may have been issued, created, assumed, or guaranteed by any Loan Party, and such default shall continue for more than the period of grace, if any, therein specified, if the effect thereof (with or without the giving of notice or further lapse of time or both) is to accelerate, or to permit the holders of any such Debt to accelerate, the maturity of any such Debt; or any such Debt shall be declared due and payable or be required to be prepaid (other than by a regularly scheduled required prepayment) prior to the stated maturity thereof;
     2. The Borrower has delivered to the Agent and its counsel copies of the material MAST Loan Documents in the form attached hereto as Exhibit A. Subject to the satisfaction of each of the conditions set forth in Section 5 of this Amendment, the Agent consents to the Borrower’s entering into the MAST Loan Documents.
     3. The Borrower covenants and agrees that it shall not:
          (a) agree or consent to amend or modify any of the MAST Loan Documents if as a result thereof MAST would be in breach of its covenants in the MAST Intercreditor Agreement; agree to shorten the maturity date for the payment of any of the MAST Debt; or fail to provide prompt written notice to Agent of any amendment to or modification of any of the MAST Loan Documents, including any amendment or modification that would have the effect of extending the maturity date for payment of the MAST Debt; or
          (b) make any voluntary or any mandatory prepayments of the MAST Debt or, make payments due upon default or acceleration in respect of the MAST Debt, except as expressly permitted under the MAST Intercreditor Agreement.
     4. The Borrower agrees that for so long as the MAST Debt or any Qualified Refinancing (as defined in the MAST Intercreditor Agreement) of the MAST Debt remains outstanding, the Borrower shall have no right to request any increase in the Commitments under Section 1.3 of the Credit Agreement, notwithstanding anything to the contrary set forth in such Section 1.3 or elsewhere in the Credit Agreement.
     5. By their signature below, each of the Lenders authorizes the Agent to enter into the MAST Intercreditor Agreement and agrees that it will be bound by the terms thereof including the terms of the MAST Intercreditor Agreement relating to the priority, enforcement and release of Agent’s Liens and the provisions relating to the sale of the Loans and other Obligations to MAST pursuant to the option and on the terms described therein. Each Person that becomes a Lender after the date of this Amendment shall be deemed to be bound by the MAST Intercreditor Agreement whether or not a signatory thereto and shall, if requested to do so by Agent, execute a joinder agreement by which such Lender becomes a signatory to the MAST Intercreditor Agreement.
     6. The Borrower covenants and agrees that it will furnish to the Agent prompt written notice of the occurrence of any Default or Event of Default as defined in and occurring under the MAST Loan Documents.

     7. In consideration of Agent’s and Lenders’ willingness to enter into this Amendment, the Borrower agrees to pay to the Agent, for the benefit of itself and the Lenders, an amendment fee in the amount of $50,000 in immediately available funds on the date hereof (the “Amendment Fee”).
     8. The effectiveness of this Amendment is subject to the satisfaction of each of the following conditions (in form and substance satisfactory to the Agent):
          (a) The Agent shall have received original counterparts of this Amendment duly executed by the Loan Parties, the Agent and the Lenders;
          (b) The Borrower and MAST shall have entered into the MAST Loan Documents substantially in the form attached hereto as Exhibit A and the Agent shall have received evidence that from the proceeds of the term loan made to the Borrower under the MAST Loan Documents $5,000,000 shall be applied by the Borrower to the redemption of Senior Subordinated Debt and the balance thereof, net of fees and reasonable expenses incurred in connection with the closing of the MAST Loan Documents, shall be applied to the repayment of the Obligations;
          (c) The Agent and MAST shall have entered into the MAST Intercreditor Agreement in substantially the form attached hereto as Exhibit B;
          (d) The Agent shall have received the Amendment Fee; and
     (e) The Agent shall have received such additional agreements, certificates or documents as it may reasonably request in connection with this Amendment.
     9. The Borrower and the Guarantors represent and warrant to the Agent and the Lenders that (i) the representations and warranties of the Loan Parties set out in the Credit Agreement and in the Security Agreement, each as amended by this Amendment, are true and correct as of the date hereof (except those which expressly relate to an earlier period), (ii) no event has occurred and is continuing which constitutes a Default or Event of Default and (iii) no Loan Party has any counterclaims, offsets, credits or defenses to the Loan Documents and the performance of its obligations thereunder, or if any Loan Party has any such claims, counterclaims, offsets, credits or defenses to the Loan Documents or any transaction related to the Loan Documents, same are hereby waived, relinquished and released in consideration of the Agent’s and the Lenders’ execution and delivery of this Amendment.
     10. The Guarantors (i) acknowledge and consent to all of the terms and conditions of this Amendment, (ii) affirm all of their obligations under the Loan Documents and (iii) agree that this Amendment and all documents executed in connection herewith do not operate to reduce or discharge the Guarantors’ obligations under Article 13 of the Credit Agreement or the other Loan Documents.
     11. The Borrower and the Guarantors hereby represent and warrant to the Agent and the Lenders as follows:
     (i) Each Loan Party has taken all necessary action to authorize the execution,

delivery and performance of this Amendment.
     (ii) This Amendment has been duly executed and delivered by the Loan Parties and constitutes each of the Loan Parties’ legal, valid and binding obligations, enforceable in accordance with its terms, except as such enforceability may be subject to (i) bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium or similar laws affecting creditors’ rights generally and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding at law or in equity).
     (iii) No consent, approval, authorization or order of, or filing, registration or qualification with, any court or governmental authority or third party is required in connection with the execution, delivery or performance by any Loan Party of this Amendment.
     12. Except as modified hereby, all of the terms and provisions of the Credit Agreement (including Schedules and Exhibits), the Security Agreement (including Schedules and Exhibits) and the other Loan Documents, and the obligations of the Loan Parties under the Credit Agreement, the Security Agreement and the other Loan Documents, are hereby ratified and confirmed and shall remain in full force and effect.
     13. This Amendment shall be deemed part of the Credit Agreement and a breach of any representation, warranty or covenant herein shall constitute an Event of Default under the Credit Agreement.
     14. This Amendment may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original and it shall not be necessary in making proof of this Amendment to produce or account for more than one such counterpart.
     15. This Amendment shall be deemed to be a contract made under, and for all purposes shall be construed in accordance with, the laws of the State of New York.
     16. To the fullest extent permitted by applicable law, the parties hereto each hereby waives the right to trial by jury in any action, suit, counterclaim or proceeding arising out of or related to this Amendment.
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     IN WITNESS WHEREOF, each of the parties hereto has caused a counterpart of this Amendment to be duly executed and delivered as of the date first above written.

“BORROWER”

APPLICA INCORPORATED, a Florida corporation

By:	/s/ Terry Polistina

Name: Terry Polistina
Title: Senior Vice President and Chief Financial Officer

“GUARANTORS”

APPLICA CONSUMER PRODUCTS, INC., a Florida corporation

By:	/s/ Terry Polistina

Name: Terry Polistina
Title: Senior Vice President and Chief Financial Officer

APPLICA CANADA CORPORATION, a Nova Scotia corporation

By:	/s/ Lisa R. Carstarphen

Name: Lisa R. Carstarphen
Title: Secretary

WD DELAWARE, INC., a Delaware corporation

By:	/s/ Lisa R. Carstarphen

Name: Lisa R. Carstarphen
Title: Corporate Secretary
[Signatures continued on following page]

HP INTELLECTUAL CORP., a Delaware corporation

By:	/s/ Lisa R. Carstarphen

Name: Lisa R. Carstarphen
Title: Secretary

WINDMERE HOLDINGS CORPORATION, a Delaware corporation

By:	/s/ Lisa R. Carstarphen

Name: Lisa R. Carstarphen
Title: Secretary

HP DELAWARE, INC., a Delaware corporation

By:	/s/ Lisa R. Carstarphen

Name: Lisa R. Carstarphen
Title: Corporate Secretary

HPG LLC, a Delaware limited liability company

By:	/s/ Lisa R. Carstarphen

Name: Lisa R. Carstarphen
Title: Corporate Secretary

APPLICA AMERICAS, INC., a Delaware corporation

By:	/s/ Lisa R. Carstarphen

Name: Lisa R. Carstarphen
Title: Corporate Secretary

APPLICA MEXICO HOLDINGS, INC., a Delaware corporation

By:	/s/ Lisa R. Carstarphen

Name: Lisa R. Carstarphen
Title: Corporate Secretary
[Signatures continued on following page]

“AGENT”
BANK OF AMERICA, N.A., as the Agent

By:	/s/ Sherry Lail

Name:	Sherry Lail

Title:	SVP

“LENDERS”

BANK OF AMERICA, N.A., as a Lender

By:	/s/ Sherry Lail

Name:	Sherry Lail

Title:	SVP

WACHOVIA BANK, NATIONAL ASSOCIATION, successor by merger to Congress Financial Corporation (Florida), as a Lender

By:	/s/ Roanne Disalvatore

Name:	Roanne Disalvatore

Title:	Vice President

LASALLE BUSINESS CREDIT, LLC, successor by merger to LaSalle Business Credit, Inc., as agent for Standard Federal Bank National Association, as a Lender

By:	Patrick Aarors

Name:	Patrick Aarors

Title:	First VP

GENERAL ELECTRIC CAPITAL CORPORATION, as a Lender

By:	/s/ Jennifer L. Riffle

Name:	Jennifer L. Riffle

Title:	Duly Authorized Signatory

[Signatures continued on following page]

HSBC BUSINESS CREDIT (USA), INC., as a Lender

By:	/s/ Jimmy Schwartz

Name:	Jimmy Schwartz

Title:	Vice President

PNC BANK, NATIONAL ASSOCIATION, as a Lender

By:	/s/ Jay Stein

Name:	Jay Stein

Title:	Vice President